UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2009

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, Arrowhead Research Corporation (the “Company”) received a staff deficiency letter from the NASDAQ Stock Market indicating that, based on the Company’s closing bid price for the last 30 consecutive business days, the Company does not comply with the minimum bid price of $1.00 per as set forth in NASDAQ Marketplace Rule 5550(a)(2). NASDAQ had previously implemented a temporary suspension of this listing requirement on October 16, 2008. The temporary suspension was lifted on July 31, 2009. During the period of the temporary suspension the Company was not considered to be out of compliance with this continued listing requirement.

NASDAQ Marketplace Rule 5810(c)(3)(A) provides the Company with a 180 day grace period, until March 15, 2010 to regain compliance. If the Company does not regain compliance by the end of the 180-day grace period, the Company will be notified by NASDAQ that it has not regained compliance and the Company’s common stock will be subject to delisting. Under NASDAQ rules, the Company may be eligible for an additional grace period beyond the initial 180 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 21, 2009

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Christopher Anzalone
Christopher Anzalone Chief Executive Officer